Exhibit 99.1

Mobiquity Networks Adds Barometric as First Data Consumer Partner on Blockchain Based Passage Platform

NEW YORK, NEW YORK February 15, 2018 (GLOBE NEWSWIRE) — Mobiquity Networks, a mobile location data intelligence company, and wholly owned subsidiary of Mobiquity Technologies, Inc. (OTCQB:MOBQ) today announced the addition of their first data consumer partner to utilize Mobiquity Networks’ blockchain-based Passage Platform. Barometric, MRC-Accredited provider of the industry’s most advanced cross-environment tracking and attribution solution, has begun its integration with the Passage Platform, which will allow Barometric to search and utilize location data on the Passage Platform in a secure, transparent and accountable manner.

Mobiquity Networks’ Blockchain network is a semi-private network, to be utilized by its current data providers and consumers. Moving forward, Mobiquity Networks will open its Blockchain network to all location data providers and consumers. For data consumers, the open Blockchain will enable a complete audit trail of data origin and rights of usage. Similarly, for data suppliers the open Blockchain will provide data security, full transparency of usage and smart contracts for rights management to the data. The Company believes the added security, transparency and accountability features will cause numerous new data consumers and providers to join the network.

“Once the Passage Platform is fully integrated into our service, we can provide our clients transparent and accountable access to premium mobile location data,” said Anthony Iacovone, CEO of Barometric. “As cryptography usage continues to rise within the technology industry, Mobiquity Networks is providing us the opportunity to utilize blockchain in real-world situations to benefit our customers.”

About Mobiquity Networks (www.mobiquitynetworks.com)

Mobiquity Networks, a wholly owned subsidiary of Mobiquity Technologies, Inc. (MOBQ), is a next generation location data intelligence company. The company provides precise, unique, at-scale location-based data and insights on consumer’s real-world behavior and trends for use in marketing and research. With our combined exclusive data sets and first party location data via our advanced SDK; Mobiquity Networks provides one of the most accurate and scaled solution for mobile data collection and analysis.

About Barometric

Barometric® is the most advanced cross-environment media tracking and attribution solution in market. Originally developed as an internal tool for AdTheorent’s data-driven digital ad network, Barometric currently processes 3-4 billion ad calls per day. Since 2011, Barometric’s technology has served, tracked, and organized petabytes of data for use by brands to understand cross environment activity and gain actionable insights. Barometric is now offered as an independent hosted service offering for use with all media allowing marketers to leverage Barometric’s transparent, multi-environment methodology to measure cross-channel engagement in real-time, allowing for ongoing optimization and campaign management. Barometric is the only solution capable of collecting mobile IDs across all environments — such as web, app, rich media, video and brand studies — and matching these multiple IDs to a single user, resulting in superior attribution.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

Mobiquity Technologies, Inc.
Jed Weisberg

917-720-6504
jed@mobiquitynetworks.com

Barometric Media Contact

Tory Waldron, Elevate Communications
781-454-6822
twaldron@elevatecom.com